                                                           Exhibit No. EX-99.h.4

                           Delaware Distributors, L.P.
                               2005 Market Street
                             Philadelphia, PA 19103

January  __, 2007

Delaware Group Equity Funds IV
2005 Market Street
Philadelphia, PA 19103

     Re: Expense Limitations

Ladies and Gentlemen:

     By our execution of this letter agreement (the  "Agreement"),  intending to be legally bound hereby, Delaware Distributors,  L.P. (the "Distributor") agrees that in order to improve the  performance  of Delaware Large Cap Growth Fund and
Delaware Growth Opportunities Fund (collectively, the "Funds"), which are series of Delaware Group Equity Funds IV, the Distributor  shall waive a portion of the
Rule 12b-1  (distribution)  fees for  Delaware  Large Cap Growth  Fund's Class A
Shares and Class R Shares and for Growth Opportunities Fund's Class R Shares, so
that such  Funds'  Rule 12b-1  (distribution)  fees will not exceed the  amounts indicated below for the period February 1, 2007 through January 31, 2008:

Fund                                                 Expense Limitation

Delaware Large Cap Growth Fund
      Class A                                              0.25%
      Class R                                              0.50%
Delaware Growth Opportunities Fund - Class R               0.50%

     The Distributor  acknowledges  that it shall not be entitled to collect on, or make a claim for, waived fees at any time in the future.

                                                 Delaware Distributors, L.P.

                                                 By: _________________________
                                                     Name:
                                                     Title:
                                                     Date:

Your signature below acknowledges
acceptance of this Agreement:

Delaware Group Equity Funds IV

By: _________________________
    Name:
    Title:
    Date: